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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 27, 2005

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                           METRETEK TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

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          DELAWARE                         0-19793              84-11698358
(State or other jurisdiction       (Commission File Number)    (IRS Employer
      of incorporation)                                      Identification No.)

                         303 EAST 17TH AVENUE, SUITE 660
                             DENVER, COLORADO 80203
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (303) 785-8080

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 27, 2005, Metretek Technologies, Inc., a Delaware corporation (the "Company"), along with its wholly-owned subsidiaries Southern Flow Companies, Inc. ("Southern Flow"), PowerSecure, Inc. ("PowerSecure") and Metretek, Incorporated ("Metretek Florida"), commenced borrowings under the Credit Agreement, dated as of September 2, 2005 (the "Credit Agreement"), among Southern Flow, PowerSecure, the Company, Metretek Florida and First National Bank of Colorado (the "Lender"), providing for a $4.5 million revolving credit facility (the "FNBC Credit Facility"). Southern Flow and PowerSecure are the borrowers, and the Company is the guarantor, under the Credit Facility. Amounts borrowed under the FNBC Credit Facility bear interest at a rate of prime plus one and a half percent (prime + 1.50%). The FNBC Credit Facility is secured by the assets of Southern Flow, PowerSecure and Metretek Florida and matures on September 1, 2007. The FNBC Credit Facility is expected to be used primarily to fund the operations and growth of PowerSecure, as well as the operations of Southern Flow and Metretek Florida.

         The FNBC Credit Facility refinanced the Company's prior credit facility with Wells Fargo Business Credit, Inc. ("Wells Fargo"). The credit facility with Wells Fargo (the "Wells Fargo Credit Facility") was a $3.26 million secured revolving line of credit, with PowerSecure, Southern Flow and Metretek Florida as borrowers and cross-guarantors and the Company as guarantor, that had constituted the Company's primary credit facility and was scheduled to expire on September 30, 2006. The Wells Fargo Credit Facility consisted of three credit and security agreements, one with each borrower, and related guaranties and other security agreements with the Company and the other borrowers. On September 27, 2005, the Company borrowed approximately $2,470,000 from the Lender under the FNBC Credit Facility to pay-off its obligations to Wells Fargo under that prior credit facility (the "Wells Fargo Credit Facility"), including the amounts borrowed, accrued interest and applicable fees (including a one percent (1%) early termination fee) and expenses. Accordingly, on September 27, 2005, the Company terminated the Wells Fargo Credit Facility and the related credit and security agreements.

         As of September 27, 2005, the aggregate borrowing base under the FNBC Credit Facility was approximately $4,395,000, of which approximately $2,507,000 had been borrowed, leaving the Company with approximately $1,888,000 of availability under the FNBC Credit Facility. The FNBC Credit Facility is a revolving line of Credit under which the Company will take regular advances to fund working capital needs and other capital requirements as they arise and will pay down the outstanding credit balance from time to time as cash on hand not reserved for other purposes is available. Accordingly, the amount of the Company's borrowings under the FNBC Credit Facility may vary significantly as the Company's cash on hand and cash requirements vary. Based on current projections, the Company expects such borrowings to range from below $500,000 to up to $4,000,000, and such borrowings may from time to time approach the maximum line of the Credit Facility if cash requirements necessitate.

         The terms and conditions of the FNBC Credit Facility and of the Wells Fargo Credit Facility were set forth in a Current Report on Form 8-K dated September 2, 2005 filed by the Company with the Securities and Exchange Commission on September 9, 2005, and are incorporated herein by reference.


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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         The information provided above in Item 1.01 is hereby incorporated by reference into this Item 1.02.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

             The information provided above in Item 1.01 is hereby incorporated by reference into this Item 2.03.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     METRETEK TECHNOLOGIES, INC.

                                     By: /s/ W. Phillip Marcum
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                                         W. Phillip Marcum
                                         President and Chief Executive Officer


Date:  September 30, 2005




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